CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 25, 1996, accompanying the financial statements of Sage Resources, Inc. in the Registration Statement, Form S-8. We consent to the use of the aforementioned report in the Registration Statement.

/S/ SCHUMACHER & ASSOCIATES, INC.
12835 East Arapahoe Road
Tower II, Suite 110
Englewood, CO  80112

August 12, 1996